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                                                                    EXHIBIT 99.1



                              [AVANEX LETTERHEAD]
                                 WWW.AVANEX.COM


FOR IMMEDIATE RELEASE                        FOR INFORMATION, CONTACT
                                             Mark Weinswig
                                             Director, Investor Relations
                                             Phone: 510-897-4344
                                             Fax:   510-897-4189
                                             e-mail: mark_weinswig@avanex.com





AVANEX ACQUIRES HOLOGRAPHIX, LEADER IN HOLOGRAPHIC DIFFRACTION GRATINGS

        FREMONT, CALIF. - (May 23, 2000) Avanex (Nasdaq:AVNX, www.avanex.com), the leading provider of photonic processors for optical communications networks, today announced the acquisition of Holographix Inc., a developer and manufacturer of holographic diffraction gratings.

        Under the terms of the agreement, Avanex will acquire Holographix in exchange for the issuance of approximately 800,000 shares of Avanex common stock and Avanex stock options. This transaction, valued at approximately $75 million, is being accounted for using purchase accounting.

        "The acquisition of Holographix is of great strategic importance to Avanex's vision of significantly reducing the cost per wavelength for service providers. By combining Holographix's technology with existing Avanex products, we become one step closer to wavelength abundance at low cost," said Walter Alessandrini, president and CEO of Avanex.

        "This partnership with the leading developer of photonic processors gives us the opportunity to leverage the technological assets at Avanex to develop next-generation products," said David Rowe, president of Holographix. "We look forward to working with Simon Cao (Senior VP of Product Development at Avanex) and his team."

ABOUT AVANEX

        Avanex designs, manufactures and markets photonic processors for the communications industry. Avanex's photonic processors offer communications service providers and optical systems manufacturers greater levels of performance and miniaturization, reduced complexity and increased cost-effectiveness as compared to current alternatives.



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        Avanex was incorporated in 1997 and is headquartered in Fremont, Calif.
In addition to a development and manufacturing facility in Fremont, the company also maintains The Photonics Center(TM) in Richardson, Texas.

        To learn more about Avanex, visit its web site at: www.avanex.com.

ABOUT HOLOGRAPHIX

        Holographix is based 25 miles west of Boston in Hudson, MA. The facility is equipped with state of the art laboratories for mastering, testing, and replication of gratings and optics. Established in 1985, Holographix has extensive experience designing and manufacturing custom HOE (holographic optical elements) based systems and replicated optics including gratings, mirrors, surface relief structures, and hybrid optics. Current industries where technologies or products developed at Holographix are in use include telecommunications, printing, metrology, non-contact inspection measurement, and analytical chemistry.

        To learn more about Holographix, visit the web site at:
www.hgraphix.com.

FORWARD-LOOKING STATEMENTS

        This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act. Actual results could differ materially from those projected in the forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, our inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance.

        Avanex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.